Exhibit 99.1

AMRI Announces Third Quarter 2013 Results and Raises Full Year EPS Guidance

Third Quarter Contract Revenue up 16% at $53.0 Million and Adjusted Diluted EPS of $0.13

Albany, NY (November 6, 2013) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the third quarter ended September 30, 2013.

Financial highlights for the third quarter include:

•	Adjusted diluted earnings per share of $0.13, compared to $0.00 in the prior-year period
•	Contract revenue of $53.0 million, up 16% from the prior-year period
•	Contract margin improved to 16.0% from 4.3% in the prior-year period

Third Quarter 2013 Results

Total revenue for the third quarter of 2013 was $60.8 million, an increase of 9% compared to total revenue of $55.8 million reported in the third quarter of 2012.

Total contract revenue for the third quarter of 2013 was $53.0 million, an increase of 16% compared to contract revenue of $45.6 million reported in the third quarter of 2012. Total contract revenue encompasses revenue from AMRI’s Discovery Services, Development and Small Scale Manufacturing, and Large Scale Manufacturing business components.

•	Discovery Services contract revenue was $10.4 million, an increase of 17% from $8.9 million in 2012
•	Development/Small Scale Manufacturing contract revenue was $9.0 million, an increase of 22% from $7.4 million in 2012
•	Large Scale Manufacturing contract revenue was $33.6 million, an increase of 15% from $29.3 million in 2012

Royalty revenue in the third quarter of 2013 was $7.7 million, a decrease of 18% from $9.4 million in the third quarter of 2012. Royalty revenue includes royalties from the Allegra® products as well as $2.0 million from the net sales of certain amphetamine salts sold by Actavis.

Net income under U.S. GAAP was $3.9 million, or $0.12 per diluted share, in the third quarter of 2013, compared to a U.S. GAAP net loss of $(2.1) million, or $(0.07) per basic and diluted share for the third quarter of 2012. Net income on an adjusted basis was $4.2 million, or $0.13 per diluted share. The adjustments to U.S. GAAP net income are primarily for restructuring charges related to the Company’s previously announced decision to consolidate and optimize its Discovery Services business and executive transition costs.

Year to Date

Total revenue for the nine-month period ended September 30, 2013 was $179.5 million, an increase of 13% compared to total revenue of $159.5 million for the same period in 2012.

Total contract revenue for the first nine months of 2013 was $150.3 million, an increase of 15% compared to contract revenue of $130.7 million for the same period in 2012.

•	Discovery Services contract revenue was $32.2 million, an increase of 18% from $27.2 million in 2012
•	Development/Small Scale Manufacturing contract revenue was $26.8 million, an increase of 6% from $25.2 million in 2012
•	Large Scale Manufacturing contract revenue was $91.3 million, an increase of 17% from $78.3 million in 2012

Royalty revenue for the first nine months of 2013 was $29.2 million, an increase of 5% from $27.9 million in the first nine months of 2012.

Net income under U.S. GAAP for the nine months ended September 30, 2013 was $8.2 million, or $0.26 per diluted share, compared to a U.S. GAAP net loss of $(5.7) million, or $(0.19) per basic and diluted share for the nine months ended September 30, 2012. Net income on an adjusted basis for the nine months ended September 30, 2013 was $15.3 million or $0.48 per diluted share. The adjustments to U.S. GAAP net income are primarily for restructuring and associated asset impairment charges related to the Company’s previously announced decisions to consolidate and optimize its Discovery Services platform and executive transition costs.

For a reconciliation of U.S. GAAP net income (loss) and earnings (loss) per diluted share as reported to adjusted net income and earnings per diluted share for the 2013 and 2012 reporting periods, please see Table 1 at the end of this press release.

AMRI President and CEO Thomas E. D’Ambra said, “A fourth consecutive quarter of strong performance continues to demonstrate the strength of our business and the AMRI SMARTSOURCING™ brand, and our solid footing in the industry as a premier and global provider of contract services to the biopharmaceutical industry. Looking ahead, we are actively planning for the upcoming management transition and look forward to a strong finish to 2013 at which time Bill Marth will succeed me as President and CEO of AMRI.”

Liquidity and Capital Resources

At September 30, 2013, AMRI had cash, cash equivalents and restricted cash of $44.4 million, compared to $42.8 million at June 30, 2013. These amounts include restricted cash of $4.7 million and $4.9 million, respectively which primarily serves to collateralize the company’s term loan.

Total debt at September 30, 2013 was $7.4 million, compared to $7.6 million at June 30, 2013. Cash, cash equivalents and restricted cash, net of debt, were $37.0 million at September 30, 2013 compared to $35.2 million at June 30, 2013. The increase in cash and cash equivalents for the quarter ended September 30, 2013 was primarily comprised of cash flow from operations of $4.2 million, partially offset by capital expenditures of $2.8 million and principal payments on debt of $0.2 million. Total common shares outstanding, net of treasury shares, were 31,598,534 at September 30, 2013.

2013 Financial Guidance

AMRI Chief Financial Officer and Treasurer Michael Nolan said, “AMRI continues to deliver contract revenue, earnings and cash flow performance in line with our prior guidance and objective to be profitable excluding royalties by the end of the year.”

Nolan added, “With another solid quarter of underlying business performance, we are updating our contract revenue outlook to increase the bottom end of the range resulting in a new range of $210.5 to $213.0 million, reflecting growth at the top end of up to 12%. Adjusted diluted EPS is also updated raising the top-end of the guidance and tightening the range between $0.60 to $0.67. For the fourth quarter, we anticipate contract revenue between $60.0 to $62.5 million with adjusted diluted EPS expected between $0.12 and $0.19.”

Recent Highlights

Recent noteworthy announcements or milestones at AMRI include the following:

•	AMRI founder Thomas E. D’Ambra, Ph.D., will retire as President and CEO on December 31, 2013 and become Chairman of the AMRI Board of Directors effective January 1, 2014.
•	William S. Marth, AMRI’s current Chairman of the Board, and former President and CEO of Teva Americas, will succeed Dr. D’Ambra as AMRI’s new President and CEO on January 1, 2014.
•	AMRI announced the appointment of Michael A. Luther, Ph.D., as Senior Vice President, Discovery, effective October 28, 2013.
•	AMRI won a seven-year contract from the UK government for the development and manufacture of an active ingredient under clinical evaluation.
•	AMRI won the 2013 CMO Leadership Award for distinction in Quality from Life Science Leader, an industry-focused news publication.

In addition to the above, AMRI announced the lifting by the FDA of a previously issued Warning Letter at its Burlington, Mass. aseptic fill and finish facility.

Third Quarter Conference Call

The company will hold a conference call at 10:00 a.m. ET on Wednesday, November 6, 2013 to discuss its quarterly results, business highlights and prospects. During the conference call, the company may discuss information not previously disclosed to the public. The conference call can be accessed by dialing 888-299-7209 (domestic calls) or 719-325-2323 (international calls) at 9:50 a.m. ET and entering passcode 5058756. The audio webcast will be available live via the Internet and can be accessed on the company’s website at www.amriglobal.com. Replays of the audio webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at www.amriglobal.com/investor_relations/.

About AMRI

Albany Molecular Research, Inc. (AMRI) is a global contract research and manufacturing organization offering customers fully integrated drug discovery, development and manufacturing services. For over 21 years, AMRI has demonstrated its adaptability as the pharmaceutical and biotechnology industries have undergone tremendous change in response to multiple challenges. This experience, a track record of success and locations in the United States, Europe and Asia now provides our customers with SMARTSOURCING™, a full range of value-added opportunities providing customers with informed decision-making, enhanced efficiency and more successful outcomes at all stages of the pipeline. AMRI has also successfully partnered R&D programs and is actively seeking to out-license its remaining programs for further development. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue and adjusted earnings per share for the fourth quarter and full year 2013, statements made by the company's chief executive officer and chief financial officer, including statements under the caption “2013 Financial Guidance,” statements regarding the strength of the company’s business and prospects, statements regarding the actions taken to reduce cost and improve operating performance, and statements concerning the company’s momentum and long-term growth, including expected results for 2013. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the company’s ability to attract and retain experienced scientists; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the over-the-counter sale of Claritin, and competitive alternatives, including generic products for the treatment of allergies and the risk of new product introductions for the treatment of allergies including generic forms of Allegra®; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate the acquisitions closed during 2010 and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013, and the company's other SEC filings. Revenue, adjusted EPS and other financial guidance offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of income (loss) from operations, net income (loss) and earnings (loss) per diluted share, as adjusted to exclude certain long-lived asset impairment charges, restructuring charges, executive transition costs, litigation settlement charges, insurance demutualization gain, and other charges in the 2012 and 2013 periods. Exclusion of these non-recurring items allow comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for income (loss) from operations, net income (loss) or earnings (loss) per diluted share prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Table 1. Our projected 2013 adjusted EPS, however, is only provided on an adjusted basis. It is not feasible to provide U.S. GAAP EPS guidance because the items excluded are difficult to predict and estimate and are primarily dependent on future events.

Contacts:
Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261
Media: Gina Rothe, AMRI Communications, 518-512-2512

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except for per share data)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Contract revenue	$53,029	$45,627	$150,286	$130,727
Recurring royalties	7,726	9,393	29,167	27,907
Milestone revenue	—	750	—	840
Total revenue	60,755	55,770	179,453	159,474

Cost of contract revenue	44,548	43,660	124,820	119,581
Technology incentive award	571	621	2,254	2,473
Research and development	94	196	370	800
Selling, general and administrative	9,249	10,774	31,252	30,461
Restructuring	276	1,616	6,108	3,743
Impairment	—	—	1,440	3,967
Total operating expenses	54,738	56,867	166,244	161,025

Income (loss) from operations	6,017	(1,097)	13,209	(1,551)

Interest expense, net	(81)	(109)	(244)	(364)
Other income (expense), net	98	(445)	871	(1,101)

Income (loss) before income taxes	6,034	(1,651)	13,836	(3,016)

Income tax expense	2,104	492	5,648	2,677

Net income (loss)	$3,930	$(2,143)	$8,188	$(5,693)

Basic earnings (loss) per share	$0.13	$(0.07)	$0.27	$(0.19)

Diluted earnings (loss) per share	$0.12	$(0.07)	$0.26	$(0.19)

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data (unaudited)

(Dollars in thousands)	September 30, 2013	December 31, 2012

Cash and cash equivalents	$39,720	$23,293
Restricted cash	714	702
Accounts receivable, net	43,691	42,496
Royalty income receivable	7,778	8,180
Inventory	34,460	28,216
Total current assets	138,381	113,424
Restricted cash - noncurrent	3,988	4,524
Property and equipment, net	128,369	135,519
Total assets	277,406	262,862

Total current liabilities	42,596	35,986
Long-term debt, excluding current installments	6,384	7,227
Total liabilities	61,743	56,721
Total stockholders’ equity	215,663	206,141
Total liabilities and stockholders’ equity	277,406	262,862

Table 1: Reconciliation of the three and nine months ended September 30, 2013 and 2012 reported income (loss) from operations, net income (loss) and earnings (loss) per diluted share to adjusted income from operations, adjusted net income and adjusted diluted earnings per share:

(Dollars in thousands, except for per share data)

Non-GAAP Measures

	QTD	QTD	YTD	YTD
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Income (loss) from operations, as reported	$6,017	$(1,097)	$13,209	$(1,551)
Impairment charges	-	-	1,440	3,967
Restructuring charges	276	1,616	6,108	3,743
Litigation settlement	26	-	1,946	-
Executive transition costs	129	1,001	515	1,001
Income from operations, as adjusted	$6,448	$1,520	$23,218	$7,160

Net income (loss), as reported	$3,930	$(2,143)	$8,188	$(5,693)
Adjustments, net of tax:
Impairment charges	-	-	1,253	3,870
Restructuring charges	218	1,485	4,400	3,557
Litigation settlement	17	-	1,265	-
Executive transition costs	84	651	335	651
Insurance demutualization gain	-	-	(252)	-
Other	-	-	63	2
Net income, as adjusted	$4,249	$(7)	$15,252	$2,387

Earnings (loss) per diluted share, as reported	$0.12	$(0.07)	$0.26	$(0.19)
Adjustments, net of tax:
Impairment charges	-	-	0.04	0.13
Restructuring charges	0.01	0.05	0.14	0.12
Litigation settlement	-	-	0.04	-
Executive transition costs	-	0.02	0.01	0.02
Insurance demutualization gain	-	-	(0.01)	-
Other	-	-	-	-
Earnings per diluted share, as adjusted	$0.13	$0.00	$0.48	$0.08